Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2018, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-226467) and related Prospectus of Novus Therapeutics, Inc. for the registration of up to $34,500,000 of shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

September 4, 2018